Exhibit 10.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

Dated as of March 15, 2024

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of March 15, 2024 by and among NN, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement, dated as of March 22, 2021, by and among the Borrower, the subsidiaries of the Borrower from time to time party thereto as Loan Parties, the Lenders party thereto and the Administrative Agent (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 3, 2023, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WHEREAS, the Borrower desires to enter into a sale and leaseback transaction with respect to its facilities located at (a) 42 & 48 Frank Mossberg Drive, Attleboro, MA 02703 and (b) 16 Extension Street, Attleboro, MA 02703 pursuant to that certain Letter of Intent for Sale-Leaseback Transaction, dated as of December 18, 2023, from Tenet Equity, LP to the Borrower (the “2024 Sale and Leaseback Transaction”); and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to make certain modifications to the Existing Credit Agreement on the terms and conditions set forth herein with respect to the 2024 Sale and Leaseback Transaction.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to the Existing Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“2024 Sale and Leaseback Transaction” means that certain sale and leaseback transaction with respect to the Loan Parties’ facilities located at (a) 42 & 48 Frank Mossberg Drive, Attleboro, MA 02703 and (b) 16 Extension Street, Attleboro, MA 02703 pursuant to that certain Letter of Intent for Sale-Leaseback Transaction, dated as of December 18, 2023, from Tenet Equity, LP to the Borrower.

“Amendment No. 2 Effective Date” means March 15, 2024.

(b) The definition of “Net Proceeds” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable (provided that (1) such amounts held in such reserves shall not exceed 10% of the gross cash proceeds received with respect to a Disposition or other event and (2) such amounts held in such reserves shall constitute Net Proceeds upon release to, or receipt by, the Borrower or any of its Subsidiaries), in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower); provided, that the cash proceeds received in connection with any Disposition (other than the 2024 Sale and Leaseback Transaction and any other Disposition of assets solely constituting Term Loan Priority Collateral consummated after the Amendment No. 2 Effective Date and before June 30, 2024, the proceeds of which are greater than $5,000,000) or Extraordinary Receipt shall only constitute Net Proceeds under this definition in any fiscal year to the extent that the aggregate amount of such cash proceeds received in such fiscal year exceeds $5,000,000.

(c) Clause (a) of the definition of Prepayment Event shall be amended and restated in its entirety with the following:

(a) any Disposition (including pursuant to a sale and leaseback transaction but excluding (x) for the avoidance of doubt, the 2024 Sale and Leaseback Transaction and (y) any other Disposition of assets solely constituting Term Loan Priority Collateral consummated after the Amendment No. 2 Effective Date and before June 30, 2024, the proceeds of which are greater than $5,000,000) of any property or asset of any Loan Party or any Subsidiary that is made pursuant to Section 6.05(g); or

(d) Section 6.01(e) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:

(e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Financing Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) (other than with respect to the 2024 Sale and Leaseback Transaction) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed $20,000,000 at any time outstanding;

2. Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 2 Effective Date”) is subject to the satisfaction (or effective waiver) of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent (or photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

(b) The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

(c) The Administrative Agent (or its counsel) shall have received a duly executed copy of that certain Amendment No. 3 to Term Loan Credit Agreement, dated as of the date hereof (the “Term Loan Amendment”), duly executed by the Borrower, each other loan party thereto, and the Term Loan Agent, which such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

3. Consent to Term Loan Amendment. Notwithstanding anything in the Amended Credit Agreement or the Intercreditor Agreement to the contrary, the Administrative Agent hereby consents to the amendment, supplementation, and modification of the Term Loan Credit Agreement pursuant to the Term Loan Amendment.

4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties of the Loan Parties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct only as of such specified date).

5. Reference to and Effect on the Existing Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Existing Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b) The Amended Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection with the Existing Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NN, INC., as the Borrower

By:	/s/ Michael Felcher
Name:	Michael Felcher
Title:	Senior Vice President and Chief Financial Officer

NN POWER SOLUTIONS HOLDINGS, LLC,
AUTOCAM CORPORATION,
INDUSTRIAL MOLDING CORPORATION,
NN PRECISION PLASTICS, INC.,
WHIRLAWAY CORPORATION,
CAPROCK MANUFACTURING, INC.,
CAPROCK ENCLOSURES, LLC,
PMC USA ACQUISITION COMPANY, INC.,
AUTOCAM-PAX, INC.,
BRAININ-ADVANCE INDUSTRIES LLC,
POLYMETALLURGICAL LLC,
SOUTHERN CALIFORNIA TECHNICAL ARTS, INC.,
GENERAL METAL FINISHING LLC,
WAUCONDA TOOL & ENGINEERING LLC,
ADVANCED PRECISION PRODUCTS, INC.,
HOLMED LLC,
HOWESTEMCO LLC,
PREMCO, INC.,
NN POWER SOLUTIONS, LLC,
PNC ACQUISITION COMPANY, INC.,
PMC ACQUISITION COMPANY, INC.,
PROFILES, INCORPORATED, as Loan Parties

By:	/s/ Michael Felcher
Name: Michael Felcher
Title: Vice President and Treasurer

Signature Page to Amendment No. 2 to

Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Andrew Rossman
Name:	Andrew Rossman
Title:	Executive Director

Signature Page to Amendment No. 2 to

Credit Agreement